MANAGEMENT AGREEMENT
NEUBERGER BERMAN CAYMAN ARMM FUND I LTD.
This Agreement is made as of _____________, between Neuberger Berman Cayman ARMM Fund I Ltd., an exempted company organized under the laws of the Cayman Islands (“Company”), and Neuberger Berman Management LLC, a Delaware limited liability company (“Manager”).
WITNESSETH:
WHEREAS, the Company is a wholly owned subsidiary of Neuberger Berman Absolute Return Multi-Manager Fund (“Fund”), a series of Neuberger Berman Alternative Funds (“Trust”), a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (“1940 Act”), as an open-end, diversified management investment company; and
WHEREAS, the Company desires to retain the Manager as investment adviser to furnish investment advisory and portfolio management services and the Manager is willing to furnish such services;
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:
1.            Services of the Manager
1.1                Investment Management Services.  The Manager shall act as the investment adviser to the Company and, as such, shall (i) obtain and evaluate such information relating to the economy, industries, businesses, securities markets and securities or other assets as it may deem necessary or useful in discharging its responsibilities hereunder, (ii) formulate a continuing program for the investment of the assets of the Company in a manner consistent with its investment objectives, policies and restrictions, and (iii) determine from time to time securities or other assets to be purchased, sold, retained or lent by the Company, and implement those decisions, including the selection of entities with or through which such purchases, sales or loans are to be effected; provided, that the Manager will place orders pursuant to its investment determinations either directly with the issuer or with a broker or dealer, and if with a broker or dealer, (a) will attempt to obtain the best net price and most favorable execution of its orders, and (b) may nevertheless in its discretion purchase and sell portfolio securities or other assets from and to brokers and dealers who provide the Manager with research, analysis, advice and similar services and pay such brokers and dealers in return a higher commission or spread than may be charged by other brokers or dealers.
The Company hereby authorizes any entity or person associated with the Manager which is a member of a national securities exchange to effect or execute any transaction on the exchange for the account of the Company which is permitted by Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and the Company hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).
The Manager shall carry out its duties with respect to the Company’s investments in accordance with applicable law and the investment objectives, policies and restrictions of the Company adopted by the directors of the Company (“Directors”), and subject to such further limitations as the Company may from time to time impose by written notice to the Manager.
1.2                    Administrative Services.  The Manager shall supervise the Company’s business and affairs and shall provide such services required for effective administration of the Company as are not provided by employees or other agents engaged by the Company; provided, that the Manager shall not have any obligation to provide under this Agreement any direct or indirect services to the holders of shares (“Shareholders”) in the Company, any services related to the sale of shares of the Company, or any other services which are the subject of a separate agreement or arrangement between the Company and the Manager.  Subject to the foregoing, in providing administrative services hereunder, the Manager shall:
1.2.1            Office Space, Equipment and Facilities.  Furnish without cost to the Company, or pay the cost of, such office space, office equipment and office facilities as are adequate for the Company’s needs.
1.2.2            Personnel.  Provide, without remuneration from or other cost to the Company, the services of individuals competent to perform all of the Company’s executive, administrative and clerical functions which are not performed by employees or other agents engaged by the Company or by the Manager acting in some other capacity pursuant to a separate agreement or arrangement with the Company.
1.2.3            Agents.  Assist the Company in selecting and coordinating the activities of the other agents engaged by the Company, including the Company’s custodian, independent auditors and legal counsel.
1.2.4            Trustees and Officers.  Authorize and permit the Manager’s directors, officers and employees who may be elected or appointed as directors or officers of the Company to serve in such capacities, without remuneration from or other cost to the Company.
1.2.5            Books and Records.  Assure that all financial, accounting and other records required to be maintained and preserved by the Company are maintained and preserved by it or on its behalf in accordance with applicable laws and regulations.
1.2.6            Reports and Filings.  Assist in the preparation of (but not pay for) all periodic reports by the Company to Shareholders of the Company or Shareholders of the Fund and all reports and filings required to maintain the registration and qualification of the Fund, or to meet other regulatory or tax requirements applicable to the Company or Fund, under federal and state securities and tax laws.

1.3            The Manager can use any of the officers and employees of Neuberger Berman LLC to provide any of the non-investment advisory services described herein, and can subcontract to third parties, provided the Manager remains as fully responsible to the Company under this contract as if the Manager had provided the services directly.
2.            Expenses of the Company
2.1                Expenses to be Paid by the Manager.  The Manager shall pay all salaries, expenses and fees of the officers, Directors and employees of the Company who are officers, directors or employees of the Manager.
In the event that the Manager pays or assumes any expenses of the Company not required to be paid or assumed by the Manager under this Agreement, the Manager shall not be obligated hereby to pay or assume the same or any similar expense in the future; provided, that nothing herein contained shall be deemed to relieve the Manager of any obligation to the Company under any separate agreement or arrangement between the parties.
2.2                Expenses to be Paid by the Company.  The Company shall bear the expenses of its operation, except those specifically allocated to the Manager under this Agreement or under any separate agreement between Company and the Manager.  Expenses to be borne by Company shall include both expenses attributable to the operation of Company and the placement of shares thereof. Subject to any separate agreement or arrangement between the Company and the Manager, the expenses hereby allocated to the Company, and not to the Manager, include, but are not limited to:
2.2.1            Custody.  All charges of depositories, custodians, and other agents for the transfer, receipt, safekeeping, and servicing of its cash, securities, and other property.
2.2.2            Shareholder Servicing.  All expenses of maintaining and servicing Shareholder accounts, including but not limited to the charges of any Shareholder servicing agent, dividend disbursing agent or other agent engaged by the Company to service Shareholder accounts.
2.2.3            Shareholder Reports.  All expenses of preparing, setting in type, printing and distributing reports and other communications to Shareholders of the Company.
2.2.4            Pricing and Portfolio Valuation.  All expenses of computing the Company’s net asset value per share, including any equipment or services obtained for the purpose of pricing shares or valuing the Company’s investment portfolio.
2.2.5            Communications.  All charges for equipment or services used for communications between the Manager or the Company and any custodian, Shareholder servicing agent, portfolio accounting services agent, or other agent engaged by the Company.

2.2.6            Legal and Accounting Fees.  All charges for services and expenses of the Company’s legal counsel and independent auditors.
2.2.7            Directors’ Fees and Expenses.  All compensation of Directors other than those affiliated with the Manager, all expenses incurred in connection with such unaffiliated Directors’ services as Directors, and all other expenses of meetings of the Directors or any committees thereof.
2.2.8            Shareholder Meetings.  All expenses incidental to holding meetings of Shareholders, including the printing of notices and proxy materials, and proxy solicitation therefor.
2.2.9            Bonding and Insurance.  All expenses of bond, liability, and other insurance coverage required by law or regulation or deemed advisable by the Directors, including, without limitation, such bond, liability and other insurance expense that may from time to time be allocated to the Company in a manner approved by the Directors.
2.2.10            Brokerage Commissions.  All brokers’ commissions and other charges incident to the purchase, sale or lending of the Company’s portfolio securities or other assets.
2.2.11            Taxes.  All taxes or governmental fees payable by or with respect to the Company to federal, state or other governmental agencies, domestic or foreign, including stamp or other transfer taxes.
2.2.12            Trade Association Fees.  All fees, dues and other expenses incurred in connection with the Company’s membership in any trade association or other investment organization.
2.2.13            Nonrecurring and Extraordinary Expenses.  Such nonrecurring and extraordinary expenses as may arise, including the costs of actions, suits, or proceedings to which the Company is a party and the expenses the Company may incur as a result of its legal obligation to provide indemnification to the Company’s officers, Directors and agents.
2.2.14            Organizational Expenses.  Any and all organizational expenses of the Company paid by the Manager shall be reimbursed by the Company at such time or times agreed by the Company and the Manager.
3.            Advisory Fee
3.1                Fee.  As compensation for all services rendered, facilities provided and expenses paid or assumed by the Manager under this Agreement, the Company shall pay the Manager an annual fee as set out in Schedule A to this Agreement.
3.2               Computation and Payment of Fee.  The advisory fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month.  The daily fee accruals shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual advisory fee rate (as set forth in Schedule A hereto), and multiplying this product by the net assets of the Company, determined in the manner established by the Directors, as of the close of business on the last preceding business day on which the Company’s net asset value was determined.
4.            Ownership of Records
All records required to be maintained and preserved by the Company pursuant to the provisions or rules or regulations of the Securities and Exchange Commission under Section 31(a) of the 1940 Act and maintained and preserved by the Manager on behalf of the Company are the property of the Company and shall be surrendered by the Manager promptly on request by the Company; provided, that the Manager may at its own expense make and retain copies of any such records.
5.            Reports to Manager
The Company shall furnish or otherwise make available to the Manager such copies of the Company’s financial statements, proxy statements, reports, and other information relating to its business and affairs as the Manager may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.
6.            Reports to the Series
The Manager shall prepare and furnish to the Company such reports, statistical data and other information in such form and at such intervals as the Company may reasonably request.
7.            Retention of Sub-Adviser
The Manager may enter into an Advisory Agreement with an investment adviser, in which the Manager, at its own cost and expense, delegates to the investment adviser any or all of its duties specified in Section 1.1 hereof, provided that the investment adviser agrees to be bound by all duties and conditions to which the Manager is subject hereunder.  Retention of an investment adviser shall in no way reduce the responsibilities or obligations of the Manager under this Agreement and the Manager shall be responsible to the Company for all acts or omissions of the investment adviser in connection with the performance of the Manager’s duties hereunder.
8.            Services to Other Clients
Nothing herein contained shall limit the freedom of the Manager or any affiliated person of the Manager to render investment management and administrative services to other investment companies, to act as investment adviser or investment counselor to other persons, firms or corporations, or to engage in other business activities.

9.            Limitation of Liability of Manager and its Personnel
Neither the Manager nor any director, officer or employee of the Manager performing services for the Company at the direction or request of the Manager in connection with the Manager’s discharge of its obligations hereunder shall be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with any matter to which this Agreement relates; provided, that nothing herein contained shall be construed (i) to protect the Manager against any liability to the Company or its Shareholders to which the Manager would otherwise be subject by reason of the Manager’s willful misfeasance, bad faith, or gross negligence in the performance of the Manager’s duties, or by reason of the Manager’s reckless disregard of its obligations and duties under this Agreement, or (ii) to protect any director, officer or employee of the Manager who is or was a Director or officer of the Company against any liability to the Company or its Shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office the Company.
10.            Effect of Agreement
Nothing herein contained shall be deemed to require the Company to take any action contrary to the Company’s Memorandum and Articles of Association, any actions of the Directors binding upon the Company, or any applicable law, regulation or order to which the Company is subject or by which it is bound, or to relieve or deprive the Directors of their responsibility for and control of the conduct of the business and affairs of the Company.
12.            Term of Agreement
The term of this Agreement shall begin on the date first above written and, unless sooner terminated as hereinafter provided, this Agreement shall remain in effect through October 31, 2016.  Thereafter, this Agreement shall continue in effect from year to year, subject to the termination provisions and all other terms and conditions hereof, provided, such continuance is approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Company or by the Trustees of the Trust, provided, that in either event such continuance is also approved annually by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of the Trust or Manager; and provided further that the Manager shall not have notified the Company in writing at least sixty (60) days prior to the first expiration date hereof or at least sixty (60) days prior to any expiration date hereof of any year thereafter that it does not desire such continuation.  The Manager shall furnish to Trust and the Company, promptly upon their request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

13.            Amendment or Assignment of Agreement
Any amendment to this Agreement shall be in writing signed by the parties hereto; provided, that no such amendment shall be effective unless authorized (i) by resolution of the Directors, (ii) by resolution of the Trustees of the Trust, including the vote or written consent of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of the Trust or Manager, and (ii) by vote of a majority of the outstanding voting securities of the Company.  This Agreement shall terminate automatically and immediately in the event of its assignment.
14.            Termination of Agreement
This Agreement may be terminated at any time by either party hereto, without the payment of any penalty, upon sixty (60) days’ prior written notice to the other party; provided, such action shall have been authorized (i) by resolution of the Directors, (ii) by resolution of the Trustees of the Trust, including the vote or written consent of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of the Trust or Manager, or (iii) by vote of a majority of the outstanding voting securities of the Company.  This Agreement shall terminate automatically and immediately if the management agreement between the Trust and Manager terminates with respect to the Fund.
15.            Name of the Company
The Company hereby agrees that if the Manager shall at any time for any reason cease to serve as investment adviser to the Company, the Company shall, if and when requested by the Manager, eliminate from the Company’s name the name “Neuberger Berman” and thereafter refrain from using the name “Neuberger Berman” or the initials “NB” in connection with its business or activities, and the foregoing agreement of the Company shall survive any termination of this Agreement and any extension or renewal thereof.
16.            Interpretation and Definition of Terms
Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the 1940 Act.  Specifically, the terms “vote of a majority of the outstanding voting securities,” “assignment” and “affiliated person,” as used in this Agreement shall have the meanings assigned to them by Section 2(a) of the 1940 Act.  In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

17.            Choice of Law
This Agreement is made and to be principally performed in the State of New York and except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.
18.            Captions
The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
19.            Execution in Counterparts
This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

NEUBERGER BERMAN CAYMAN ARMM FUND I LTD.

Name:
Title:

NEUBERGER BERMAN MANAGEMENT LLC

Name:
Title:

Date:

NEUBERGER BERMAN CAYMAN ARMM FUND I LTD.
MANAGEMENT AGREEMENT
SCHEDULE A
RATE OF COMPENSATION

RATE OF COMPENSATION BASED ON AVERAGE DAILY NET ASSETS
Neuberger Berman Cayman ARMM Fund I Ltd.	0.00%

Date: